EXHIBIT 99.2

IN THE UNITED STATES DISTRICT COURT DISTRICT OF UTAH, CENTRAL DIVISION
IN RE NU SKIN ENTERPRISES, INC., SHAREHOLDER DERIVATIVE LITIGATION,	Civil Case No. 2:14-cv-00107-JNP (Cons.) SHAREHOLDER DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.

NOTICE TO CURRENT NU SKIN STOCKHOLDERS

TO:	ALL OWNERS OF NU SKIN ENTERPRISES, INC. ("NU SKIN" OR THE "COMPANY") COMMON STOCK AS OF JULY 13, 2016.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF NU SKIN WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THIS ACTION IS NOT A "CLASS ACTION."  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order from the Honorable Jill N. Parrish of the U.S. District Court for the District of Utah, that a proposed settlement agreement has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Nu Skin, Individual Defendants, and Nu Skin in connection with the stockholder derivative action entitled In re Nu Skin Enterprises, Inc. Shareholder, Civ. Case No. 2:14-cv-00107-JNP (Cons.).

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties' Stipulation of Settlement fully executed as of July 13, 2016, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation may be inspected at the Clerk of the Court's Office for the U.S. District Court for the District of Utah, 351 South West Temple, Salt Lake City, UT, 84101.

Plaintiffs filed the Action derivatively on behalf of Nu Skin to remedy the alleged harm caused to the Company by the Individual Defendants' alleged breach of their fiduciary duties.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a Settlement Hearing shall be held before the Federal Court on October 6, 2016 at 2 p.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court.  You have the right to object to the Settlement in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current Nu Skin Stockholder.

I.	BACKGROUND

A.	The Action

Nu Skin is a global direct selling company with operations in over 50 markets worldwide. The Company purports to develop and distribute premium quality anti-aging personal care products and nutritional supplements under its Nu Skin and Pharmanex brands.  The Company primarily sells its products through direct selling.  The Company generally relies on independent salespeople called "distributors."  In the People's Republic of China ("China" or "PRC") however, defendants have said that the Company employs sales personnel who sell through physical stores as well contract with direct sellers who sell through direct sales where permitted.

The Action alleges that from at least 2012, the Individual Defendants caused and or allowed the Company's operations in China to function as a pyramid scheme, in violation of PRC law.  Moreover, the Action alleges that the Individual Defendants failed to disclose this fact in the Company's filings with the United States Securities and Exchange Commission ("SEC"), rendering these financial statements false and misleading at all relevant times.

As a result of this alleged conduct, the Action alleges that China's State Administration for Industry and Commerce announced an investigation on January 15, 2014 into allegations that Nu Skin distributed false information and was conducting illegal business practices in China.  Days later, China's Ministry of Commerce announced that it too was investigating Nu Skin China's business practices.

The Complaint alleges that the Company violated Chinese anti-multi-level marketing laws.  The Complaint also alleges that on January 16, 2014, the Company initiated an internal investigation and on January 21, 2014, the Company disclosed that it had found violations of Company policy and rules by sales employees in China.  Nu Skin announced that it would temporarily suspend accepting applications for any new distributors in China.  On March 3, 2014 the Company announced that it temporarily suspended all business promotional meetings as well as applications for new sales representatives.

The Action alleges that these events substantially harmed the Company, resulting in hundreds of millions of dollars in decreased revenues from China, an over 50% reduction in sales leaders in China, downgrades from securities analysts, and the suspension of business meetings and sales representatives, combined with heightened government scrutiny.

B.	Procedural Background

On February 14, 2014 the first of four shareholder derivative actions brought on behalf of Nu Skin were filed in this Court.  On April 30, 2014 the Court consolidated those actions into the Action, and appointed plaintiffs Analisa Suderov and Amos C. Acoff as Co-Lead Plaintiffs in the Action and appointed Bernstein Litowitz Berger & Grossmann LLP and The Weiser Law Firm, P.C. as Co-Lead Counsel in the Action.

Shortly thereafter, Plaintiffs' Co-Lead Counsel associated with other counsel that had conducted an investigation of Nu Skin's corporate books and records pursuant 8 Del. C. § 220 ("Section 220").  Nu Skin agreed to produce certain non-public documents under the terms of a confidentiality agreement pursuant to the Section 220 request.

On August 4, 2014 Co-Lead Plaintiffs filed the Verified Consolidated Shareholder Derivative Complaint (the "Complaint") under seal.  The Complaint contained allegations based, in part, on information derived from and citations to certain non-public documents obtained pursuant to Section 220.  The Complaint asserted claims against certain of the Individual Defendants for misappropriation of information with respect to certain sales of Company stock and claims against all of the Individual Defendants for breach of fiduciary duty and unjust enrichment.

On September 24, 2014 Defendants moved to dismiss the Complaint for failure to plead that pre-suit demand was excused on the Nu Skin Board of Directors (the "Board") or in the alternative to stay the Action pending resolution of the related federal securities class action, captioned In re Nu Skin Enterprises, Inc., Sec. Litig., No. 2:14-cv-00033-DB (the "Securities Action") also pending before this Court.

The Court heard oral argument on July 17, 2015 and on July 20, 2015 entered an order staying the Action pending the outcome of the Securities Action.

C.	Settlement Negotiations

Beginning in February 2016, the Parties began to discuss the potential for resolution of the Action, and thereafter engaged in extensive communications and efforts aimed at reaching a settlement.  Following preliminary settlement discussions held in February and March 2016, on April 6, 2016, Plaintiffs' Co-Lead Counsel sent a detailed, formal settlement demand to counsel for Defendants, outlining the terms under which Plaintiffs would agree to settle the Action.

Negotiations between the Parties continued over the following weeks, overseen by an experienced mediator, the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the "Mediator" or "Judge Phillips").  As a result of these negotiations, the Parties were ultimately able to reach an agreement to resolve the Action.  In addition, for purposes of confirmatory discovery, Defendants produced to Plaintiffs, and Plaintiffs reviewed: (a) six deposition transcripts from the Securities Action and (b) confidential, non-public documents spanning nearly 4,600 pages.  As a condition of the settlement reflected in this Stipulation (the "Settlement"), Nu Skin will agree to institute and maintain certain corporate governance reforms, the terms of which are fully set forth in Exhibit A to this Stipulation.

After reaching agreement on these substantive corporate governance terms, the Parties commenced negotiations at arm's length regarding the attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Co-Lead Counsel in light of the substantial benefits which have been or will be conferred upon the Company as a result of the settlement of the Action.  Following extensive discussions overseen by the Mediator, the Parties ultimately accepted a "Mediator's proposal" made by Judge Phillips with respect to the attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Counsel, subject to the approval of the Court.

II.	PLAINTIFFS' COUNSEL'S INVESTIGATION AND RESEARCH, PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs' Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Nu Skin's public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) conducting an investigation of Nu Skin's books and records pursuant to Section 220 and reviewing more than 150 Board minutes, Board presentations and Board documents; (3) working with investigators who interviewed witnesses in China; (4) drafting and filing the various initial shareholder derivative complaints in the actions and the detailed Complaint in Action; (5) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (6) briefing and arguing in opposition to the motion to dismiss; (7) researching corporate governance issues; (8) opposing and arguing Defendants' motions to dismiss or stay the Action; (9) reviewing and analyzing over 4,600 pages of non-public documents and six depositions as part of confirmatory discovery in the Action; and (10) participating in extensive settlement discussions with counsel for Defendants.

Plaintiffs' Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants' defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs' Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex case such as the Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement is in the best interests of Plaintiffs, Nu Skin, and Current Nu Skin Stockholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Nu Skin, or any wrongdoing whatsoever.  Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Nu Skin and Current Nu Skin Stockholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Final Order and Judgment (as defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs' Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Jill N. Parrish on October 6, 2016 at 2 p.m. at the U.S. District Court for the District of Utah, 351 South West Temple, Salt Lake City, UT, 84101 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; (iii) whether Plaintiffs' Counsel's agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Awards should be finally approved.  The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The benefits of the Settlement consist of corporate governance reforms (the "Reforms"), the terms of which are fully set forth in Exhibit A attached to the Stipulation.

 Defendants acknowledge that the filing of the Action was the cause of the Reforms.  Defendants agree that the Reforms confer a material benefit on Nu Skin and Current Nu Skin Stockholders.  In addition, the Board, exercising its independent business judgment, believes that the Settlement is in the best interests of Nu Skin and Current Nu Skin Stockholders.

VI.	DISMISSAL AND RELEASES

In connection with the Court's approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice of all claims alleged by Plaintiffs against the Individual Defendants in the Action.

Upon the Effective Date, Plaintiffs, Nu Skin, and Current Nu Skin Stockholders, on behalf of themselves, and each of the Plaintiffs' Released Persons, shall be deemed to have - and by operation of the Final Order and Judgment shall have - released, waived, discharged, and dismissed any and all of Plaintiffs' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Plaintiffs' Released Claims, against Defendants and the Individual Defendants' Released Persons.

Further, upon the Effective Date, Individual Defendants, on behalf of themselves, and each of the Individual Defendants' Released Persons, shall be deemed to have - and by operation of the Final Order and Judgment shall have - released, waived, discharged, and dismissed any and all Individual Defendants' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Individual Defendants' Released Claims, against Plaintiffs and Plaintiffs' Released Persons.

VII.	ATTORNEYS' FEES AND EXPENSES

In recognition of the substantial benefits provided to Nu Skin and Current Nu Skin Stockholders as a result of the initiation, prosecution, pendency, and settlement of the Action, Nu Skin and/or its insurers shall, upon Court approval, pursuant to the timetable provided herein, has agreed to pay or cause to be paid to Plaintiffs' Counsel attorneys' fees and expenses in the total amount of $1,275,000 (the "Fee Award").  The amount of the Fee Award is the product of the Parties' acceptance of a "Mediator's Proposal" made by Judge Phillips.  The current Board, in the exercise of its independent business judgment, does not object to the Fee Award, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Nu Skin and Current Nu Skin Shareholders by this Stipulation.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Nu Skin Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Awards should not be approved; provided, however, unless otherwise ordered by the Court, no Current Nu Skin Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Nu Skin common stock through the date of the Settlement Hearing, including the number of shares of Nu Skin common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Nu Skin Stockholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  If a Current Nu Skin Stockholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave., Suite 100
Berwyn, PA 19312

David Wales
BERNSTEIN LITOWITZ BERGER
& GROSSMANN, LLP
        1251 Avenue of the Americas
               New York, NY 10020

Plaintiffs' Co-Lead Counsel
James G. Kreissman SIMPSON THACHER & BARTLETT LLP 2475 Hanover Street Palo Alto, California 94304 Counsel for Defendants

Any Current Nu Skin Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Fee Award, and the Incentive Awards as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; and (2) the Final Order and Judgment has become Final.  If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of July 13, 2016.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court's Office, U.S. District Court for the District of Utah, 351 South West Temple, Salt Lake City, UT, 84101, during business hours of each business day.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave., Suite 100
Berwyn, PA 19312

David Wales
BERNSTEIN LITOWITZ BERGER
& GROSSMANN, LLP
1251 Avenue of the Americas
New York, NY 10020

Plaintiffs' Co-Lead Counsel

PLEASE DO NOT TELEPHONE THE COURT OR NU SKIN
REGARDING THIS NOTICE.